Exhibit 4.7

AMENDMENT NO. 1
TO THE
SERIES J WARRANT TO PURCHASE
SHARES OF COMMON STOCK OF
MEDPRO SAFETY PRODUCTS, INC.

     THIS AMENDMENT NO. 1 TO THE SERIES J WARRANT TO PURCHASE SHARES OF COMMON STOCK OF MEDPRO SAFETY PRODUCTS, INC. (this “Amendment”), dated as of August 18, 2008, is made by and between MedPro Safety Products, Inc., a Nevada corporation (the “Issuer”) and Vision Opportunity Master Fund, Ltd. (the “Holder”).

Preliminary Statement

     WHEREAS, the Issuer is the issuer and the Holder is the holder of the Series J Warrant to initially purchase shares of Common Stock of the Issuer issued on December 28, 2007, (the “Warrant”); and

     WHEREAS, the Issuer and Holder now desire and have agreed to amend the Series J Warrant pursuant to this Amendment, such that upon exercise of the Series J Warrant the Holder shall be entitled to purchase shares of the Issuer’s newly issued Series B Convertible Preferred Stock, as authorized by the Certificate of Designation to be filed with the Nevada Secretary of State on or about the date hereof, a form of which is attached as Exhibit A hereto, in lieu of the Common Stock, at an exercise price of $8.72 per preferred share; and

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

     1. Capitalized Terms. Capitalized terms used, but not defined, herein, shall have the meanings ascribed to such terms in the Warrant.

     2. The text on the first page of the warrant which reads “SERIES J WARRANT TO PURCHASE SHARES OF COMMON STOCK” is hereby deleted in its entirety and replaced with “SERIES J WARRANT TO PURCHASE SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK.”

     3. The text on the first page of the warrant which reads “Number of shares: 5,975,116” is hereby deleted in its entirety and replaced with “Number of shares: 1,493,779.”

     4. The paragraph on the first page of the warrant beginning with the words “FOR VALUE RECEIVED” is hereby deleted in its entirety and replaced with the following;

“FOR VALUE RECEIVED, the undersigned, MedPro Safety Products, Inc., a Nevada corporation (together with its successors and assigns, the “Issuer”), hereby certifies that Vision Opportunity Master Fund, Ltd., or its registered assigns (the “Holder”) is entitled to subscribe for and purchase, during the Term (as hereinafter defined), up to 1,493,779 shares of the duly authorized, validly issued, fully paid and non-assessable Series B

Convertible Preferred Stock (“Series B Preferred Stock”) of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 9 hereof.”

     5. The words “Common Stock” whenever they appear in Sections 4(a) and 3(c)(iii) are hereby deleted and replaced with “Series B Preferred Stock.”

     6. References to the “Merger” in Section 4(a) are hereby deleted.

     7. Sections 4(b), 4(c), 4(d), 4(e), 4(f), 4(g), 4(h), 5 and 7 are hereby deleted in their entirety.

     8. The following definitions in Section 8 of the original Warrant are hereby deleted in their entirety and replaced with the following:

“Warrant Price” means $8.72

“Warrant Stock” means the Common Stock or Series B Preferred Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

     9. The exercise form attached hereto as Exhibit B hereby replaces the original form attached to the original warrant.

     10. Delivery of Series B Preferred Stock Certificates. Following any exercise by the Holder of the Series J Warrant into Series B Preferred Shares, the Issuer shall promptly prepare and deliver to the Holder certificates representing the Series B Preferred Shares in an amount equal to the number of Series B Preferred Shares so exercised.

     11. Board Resolutions. Prior to the signing of this Amendment, the Issuer shall have provided the Holder with a certified copy of the resolutions of the Board of Directors (or if the Board of Directors takes action by unanimous written consent, a copy of such unanimous written consent containing all of the signatures of the members of the Board of Directors) of the Issuer, authorizing the execution, delivery and performance of this Amendment and the filing of the Certificate of Designation of the Series B Convertible Preferred Stock with the Nevada Secretary of State.

     12. Exchange. Promptly after the execution of this Amendment, Holder shall surrender original Warrant No. 07-J-100 at the principal office of the Issuer, and upon such surrender the Issuer shall promptly issue and deliver to the Holder Warrant No. 07-J-101, exercisable for 1,493,779 shares of Series B Convertible Preferred Stock and incorporating the other terms of this Amendment. The form of the new warrant to be issued is attached as Exhibit C.

     13. Ratification. Except as expressly amended hereby, all of the terms, provisions and conditions of the Warrants are hereby ratified and confirmed in all respects by each party hereto and, except as expressly amended hereby, are, and hereafter shall continue, in full force and effect.

     14. Entire Agreement. This Amendment and the Warrant constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, both written and oral, between the parties with respect thereto.

     15. Amendments. No amendment, supplement, modification or waiver of this Amendment shall be binding unless executed in writing by all parties hereto.

     16. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Each party shall be entitled to rely on a facsimile signature of any other party hereunder as if it were an original.

     17. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.

     18. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

MEDPRO SAFETY PRODUCTS, INC.

By:	/s/ Walter W. Weller
Name: Walter W. Weller
Title: Chief Operating Officer

VISION OPPORTUNITY MASTER FUND, LTD.

By:	/s/ Adam Benowitz
Name: Adam Benowitz
Title: Director

Exhibit A

Form of Series B Preferred Stock Certificate of Designation
(see Exhibit 4.9)

Exhibit B

EXERCISE FORM
SERIES J WARRANT

MEDPRO SAFETY PRODUCTS, INC.

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Series B Preferred Stock.

Dated: _________________	Signature	___________________________

	Address	_____________________ _____________________

The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated: _________________	Signature	___________________________

	Address	_____________________ _____________________

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _____ shares of Series B Preferred Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated: _________________	Signature	___________________________

	Address	_____________________ _____________________

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-___ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Series B Preferred issued therefor in the name of _______________, Warrant No. W-_____ issued for _____ shares of Series B Preferred Stock in the name of _______________.